Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement of Colorado Wyoming Reserve Company on Form S-8 (File No. 333-39979) of our report dated June 28, 2005, relating to the financial statements which appear in this Form 10KSB.

/s/ Arshad Farooq CPA

Arshad Farooq CPA

Ontario, California

June 29, 2005